AS Trophy

INDEPENDENT AUDITORS' CONSENT
-----------------------------

We consent to the  reference to our firm under the caption  "Experts"  and to the use of our report dated  February 2, 2001 relating to
American Skandia Life Assurance  Corporation  included in the Registration  Statement (Form S-6 No. 333-38119) and related  Prospectus, and to the use of our report dated February 2, 2001 on American  Skandia Life  Assurance  Corporation  Variable  Account F for the year ended December 31, 2000, which are part of this Registration Statement.

/s/ Ernst & Young LLP

Hartford, Connecticut
September 13, 2001